Exhibit 10.6

SPORTS FIELD HOLDINGS, INC.

4320 WINFIELD ROAD, SUITE 200

WARRENVILLE, ILLINOIS 60555

October 4, 2016

Brothers Consulting

LLC 79 Glenwood

Avenue Staten Island,

NY 10301

Attn: Frank Scarpati & Genaro Scarpati

Re.	Maturity Date Extension

Dear Sir/Madam:

Reference is hereby made to that certain Convertible Debenture, dated as of May 7, 2015 (as amended, the "Debenture") with a principal amount of $200,000 (the "Principal Amount") and an interest rate of 9% (the "Initial Interest Rate") of the Principal Amount, issued in favor of Brothers Consulting LLC ("Brothers Consulting") by Sports Field Holdings, Inc., a Nevada corporation (the "Company").

The Debenture was amended by that certain extension letter dated March 30, 2016 (the "Extension Letter"). Pursuant to the Extension Letter, the Maturity Date (as defined in the Debenture) is currently July 1, 2016. The Extension Letter also increased the Principal Amount to $218,000 and maintained the Initial Interest Rate.

In consideration of the Company issuing Brothers Consulting 40,000 shares of the Company's restricted common stock (the "Stock Issuance" separate and in addition to the 40,000 shares of the Company's restricted common stock already held by Brothers Consulting) and adding $15,000 to the Principal Amount, among other consideration, Brothers Consulting hereby agrees to extend the Maturity Date to January 1, 2017. Brothers Consulting and the Company hereby agree that, following the execution of this letter agreement and the Stock Issuance and effective as of August 1, 2016 (the "Effective Date"), the definition of "Maturity Date" in the Debenture is hereby replaced in its entirety and as of the Effective Date means "January 1, 2017". In addition, the interest amount of $9,810 shall be added to the Principal Amount of the Debenture as of the Effective Date. The Debenture shall pay interest as of the Effective Date at a rate of 15% per annum, in lieu of the Initial Interest Rate, payable in one lump sum on the Maturity Date. For the avoidance of doubt, as of the Effective Date, the Principal Amount of the Debenture is $242,810.

In addition, Section LA of the Debenture shall be amended and restated in its entirety to read:

"Conversion Price. On any Conversion Date from August 9, 2016 through January 1, 2017, the Debenture is convertible into shares of the Company's common stock (the “Conversion Shares") at a conversion price of US$1.00 per share. On any Conversion Date after January 1, 2017, the Debenture is convertible into Conversion Shares at a conversion price that is the lower of (i) US$1.00 per share and (ii) the VWAP (as defined below) for the last five trading days preceding the Conversion Date. "VWAP" means, for any date, the volume-weighted average price of the Company's common stock on the Principal Market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg. "Trading Day" means any day during which the principal market on which the Company's common stock is traded (the "Principal Market") shall be open for business."

This letter agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

[ - signature page follows -]

Very truly yours,

SPORTS FIELD HOLDINGS, INC.

By:
Name: Jeromy Olson
Title: Chief Executive Officer

ACCEPTED AND AGREED:

BROTHERS CONSULTING LLC

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